ASSET ACQUISITION AGREEMENT

BY AND BETWEEN

FERO INDUSTRIES, INC.,

A COLORADO CORPORATION,

&

GVEST INC.,

AN ONTARIO, CANADA CORPORATION,

&

GREG RIEVELEY,

AN INDIVIDUAL

DATED: MAY _____, 2010

TABLE OF CONTENTS

RECITALS

1

ARTICLE I - SALE AND PURCHASE OF ASSETS

     Section 1.01   Assets to be Purchased ...................

1

     Section 1.02   Assumed Obligations .................................

3

     Section 1.04   Consideration .......................................

3

     Section 1.05   Allocation of Purchase Price ........................

3

ARTICLE II - CLOSING; DOCUMENTS OF CONVEYANCE

     Section 2.01   Closing .............................................

3

     Section 2.02   Actions to be Taken at the Closing ..................

3

     Section 2.04   Transfer of Possession ..............................

4

ARTICLE III - DELIVERIES PRIOR TO CLOSING

     Section 3.01   Seller Deliveries .............................................

4

     Section 3.02   Purchaser Deliveries .............................................

4

ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 4.01   Organization, Standing and Power....................................

4

     Section 4.02   Authority; Execution and Delivery................................

4

     Section 4.03   No Conflicts; Consents................................

4

     Section 4.04   Compliance with Laws..............................................

5

     Section 4.05   Authority; Binding Nature of Agreement..............................................

5

     Section 4.06   No Additional Agreements..............................................

5

     Section 4.07   Foreign Corrupt Practices..............................................

5

     Section 4.08   Full Disclosure..............................................

5

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 5.01   Right to Enter into Agreement..............................................

6

     Section 5.02   Organization, Standing and Power..............................................

6

     Section 5.03   Authority; Executions and Delivery..............................................

6

     Section 5.04   Tax Matters..............................................

6

     Section 5.05   Legal Proceedings..............................................

6

     Section 5.06   Assets..............................................

6

     Section 5.07   Real Property..............................................

6

     Section 5.08   Compliance with Laws..............................................

6

     Section 5.09   Authority; Binding Nature of Agreement..............................................

7

     Section 5.10   Non-Contravention..............................................

7

     Section 5.11   Significant Customers; Material Contracts and Commitments..............................................

7

     Section 5.12   Intellectual Property..............................................

7

     Section 5.13   Brokers..............................................

8

     Section 5.14   Title to Property..............................................

8

     Section 5.15   Undisclosed Liabilities..............................................

8

     Section 5.16   Transactions with Affiliates and Employees..............................................

8

     Section 5.17   Investment Company..............................................

8

     Section 5.18   Absence of Certain Changes or Events..............................................

8

     Section 5.19   Finder's Fee.......................................

9

     Section 5.20   Full Disclosure..............................................

9

ARTICLE VI - DELIVERIES AND CONDUCT OF THE PARTIES AFTER CLOSING

     Section 6.01   Deliveries of the Purchaser..............................................

9

     Section 6.02   Deliveries of the Seller..............................................

10

     Section 6.03   Cooperation..............................................

10

ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PURCHASER

     Section 7.01   Accuracy of Representations..............................................

10

     Section 7.02   Performance of Covenants..............................................

10

     Section 7.03   Consents..............................................

10

     Section 7.04   Agreements and Documents..............................................

10

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     Section 8.01   Accuracy of Representations..............................................

10

     Section 8.02   Performance of Covenants..............................................

11

     Section 8.03   Consents..............................................

11

     Section 8.04   Agreements and Documents..............................................

11

ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Section 9.01   Survival of Representations and Warranties..............................................

11

     Section 9.02   Seller Indemnity..............................................

11

     Section 9.03   Indemnification by the Principal..............................................

11

ARTICLE X - MISCELLANEOUS

     Section 10.01   Further Assurances..............................................

12

     Section 10.02   Fees and Expenses..............................................

12

     Section 10.03   Attorneys’ Fees..............................................

12

     Section 10.04   Notices..............................................

12

     Section 10.05   Termination..............................................

12

     Section 10.06   Remedies..............................................

13

     Section 10.07   Interpretation..............................................

13

     Section 10.08   Severability..............................................

13

     Section 10.09   Counterpart; Facsimile Execution..............................................

13

     Section 10.10   Entire Agreement; Third Party Beneficiaries..............................................

13

     Section 10.11   Governing Law..............................................

13

     Section 10.12   Assignment..............................................

14

     Section 10.13   Remedies Cumulative; Specific Performance..............................................

14

     Section 10.14   Waiver..............................................

14

     Section 10.15   Amendments..............................................

14

     Section 10.16   Entire Agreement..............................................

14

ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT (this “Agreement”), effective as of May ____, 2010 is entered into by and among Fero Industries Inc., a Colorado corporation (the “Purchaser”), Gvest Inc., (“Gvest” or the "Seller"), an Ontario, Canada corporation and Greg Rieveley, an individual ("Rieveley").  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is and is hereby selling to Purchaser various assets related to the formulation, sales, marketing, distribution, patents, trademarks, know-how, trade secrets, supply lists and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of that certain product known as SUCANON®® held or otherwise owned by Gvest and/or Rieveley in his personal capacity (formerly known as Diab II) which is a treatment for Type II Diabetes (any right, title or interest in the foregoing as the same relates to Sucanon®, either held, or otherwise owned, by Gvest and/or Rieveley shall be referred to hereinafter as the “Business”);

WHEREAS, Seller acquired the Business and various other assets, including ownership rights in various corporations as more fully set forth herein, out of receivership, in a transaction approved by the Supreme Court of British Columbia, Canada;

WHEREAS, the sale of the business includes the sale of the following interests: (i) 75% ownership of Smith Rothe Pharmaceutical (“Smith Rothe”), a company incorporated in Barbados; (ii) 98% ownership of Pharmaroth SA de CV, a Mexican corporation (“Pharmaroth”); (iii) 100% of any and all interest owned by Seller in three entities formerly doing business in China known as, 314202 B.C. Ltd, Volkspharm and Volque, of which none have had any business operations since 2002 (collectively referred to herein after as the "Discontinued Companies");

WHEREAS, as of the date hereof neither Smith Rothe nor Pharmaroth have commenced any business related the sales, marketing or distribution of Sucanon®;

WHEREAS, the parties hereto wish to provide for the terms and conditions upon which the Purchaser will acquire all of the property, assets, and world-wide rights of the Seller relating in any way to the operations, manufacture, distribution, marketing or selling of Sucanon®;

WHEREAS, Seller acknowledges the any and all rights, title and/or privilege, including any continuing royalty to any party and any continuing rights held by the Discontinued Companies or any other Entity are being forever discharged, sold and transferred to Purchaser;

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase the Business from Seller for an aggregate purchase price of $250,000 pursuant to the terms and conditions set forth in this Agreement; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement; and,

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller, the Purchaser, and the Purchaser agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS

Section 1.01

Assets to be Purchased

. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, at the Closing (as defined in Section 2.01), all of the Seller’ world-wide right, title and interest in and to the Business, including any and all assets, properties, goodwill and any rights related thereto of the Seller used in the Business, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Seller (hereinafter sometimes collectively called the “Assets”), as more specifically set forth in Schedule 1.01 hereto. It is expressly understood that the sale of the Assets includes the following rights:

(a)

Purchased Entities. the purchase of the Assets shall include control one hundred 100% of    any interest owned by Seller, or Seller's affiliates, of 314202 B.C. Ltd, Volkspharm, Volque, Smith Roth,   Pharmaroth and any other company controlled by or associated with Seller and in any way involved with   the ownership, production, distribution or receipt of royalties of Sucanon® and Diab II, with the result    that Seller at the conclusion of the purchase, shall have transferred to the Purchaser any and all of its   interest in the corporate structure or structures that have been used to develop and bring to market   the Type   II diabetes treatment drug, Sucanon® or Diab II.

(b)

Product. All currently produced batches of Sucanon® and Diab II pre-mix and any

materials currently on hand that have been purchased for production of additional batches, with the Seller   also transferring to the Purchaser all necessary information for production and exclusive ownership of   Sucanon®, and the Seller agreeing that it will not be involved in the future production or distribution of   Sucanon®.

(c)

Intellectual Property. All trademarks and trademark applications, and all patents and

patent applications, including those specifically set forth in Schedule 1.01, and any all patents or patent   applications owned, either directly or indirectly, by Rieveley or an Affiliate Entity, all goodwill associated   therewith, any other rights, trade secrets, and "know-how" held relating to Sucanon® or Diab II and held by   Seller or any Affiliate Entities. All other due intellectual property related material as stated in this   paragraph needs to be provided by the Seller prior to Closing, including all documentation thereof and all   other Intellectual   Property (as defined herein) of Seller;

(d)

Production Standards.  Seller shall convey and transfer to Purchaser any and all

intellectual property and other intangible assets as may be necessary to for Purchaser to create and   manufacture Sucanon® to the exact standards that Sucanon® has been manufactured in the past, including   any all supplier and/or vendor information, setting forth complete and accurate information relating to the   acquisition of any and all raw materials related to the manufacturing of Sucanon® and any and all notes or   documents related to the creation and manufacturing of Sucanon®, including "know-how" and trade   secrets;

(e)

World-Wide Right of exclusive distribution. Purchaser shall have the sole and exclusive

world-wide right to distribute and sell, or to enter into various agreement with third parties to distribute and   sell, Sucanon® with the terms and conditions any such agreements being determined by the Purchaser at its   sole discretion;

(f)

Promotional Rights. All marketing or promotional designs, brochures, advertisements,

concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing   and all other promotional properties, in each case primarily used or useful or developed or acquired by the   Seller for use in connection with the ownership and operation of the Purchased Assets;

(g)

Intangible Assets. All other intangible assets, including without limitation all, customer

lists, goodwill, “know-how,” proprietary information and trade secrets relating to the Business; and all   manufacturers’ warranties (including pending warranty claims) and manuals relating to the Purchased   Assets;

(h)

Permits. All permits relating to the operation of Seller’s business, to the extent such

permits are transferable and whether or not all action necessary to effect such transfer has been taken prior   to the Closing;

(i)

Leases. All real property leases of Seller, to the extent such are assignable.

(j)

Books and Records. All papers, documents,

computerized databases and records of

Seller relating to the Purchased Assets and its business operations, including without limitation all, sales   records, marketing records, accounting and financial records, maintenance and production records, vendor   lists and information. The foregoing shall specifically include, any and all documents, reports, financial   information and audits pertaining to Pharmaroth and Sucanon®, or electronic or video graphic records,   including website materials, relating to the evaluation, production and distribution of Sucanon® and held   by any company controlled by Seller.

Section 1.02

Assumed Obligations. Except as expressly set forth in this Section 1.02, the Purchaser shall have no responsibility for any of the Seller’s obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the “Excluded Obligations.” The Excluded Obligation shall include, the debt for which any of the above Assets provide security, to be cancelled at the same time as the Assets themselves are transferred to the Purchaser, so that the assets are received free and clear and no outstanding debt remains in the hands of the Seller.

Section 1.03

Consideration.  At the Closing, Purchaser shall pay an aggregate of two hundred fifty thousand ($250,000) dollars to Seller the Assets (the "Purchase Funds").

Section 1.04

Allocation of Purchase Price.  At or prior to the Closing, the Purchaser and the Seller shall execute a written instrument in the form of Exhibit B setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Purchaser for the Purchased Assets.

ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01

Closing.

 Subject to the satisfaction of the conditions set forth in Article III, Article VI and Article VII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of Purchaser on or before June 18, 2010, (the “Closing Date”). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the “Effective Time”).

Section 2.02

Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

(a)

Seller will execute and deliver to Purchaser a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit C, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Purchaser as Purchaser may reasonably request.

(b)

Purchaser, or Purchasers agent, will deliver to Seller a certified check or bank draft representing the Purchase Funds.

(c)

Purchaser and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Purchaser and the Seller.

Section 2.03

Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Purchaser full possession and enjoyment of the Purchased Assets.

ARTICLE III

DELIVERIES AND DUE DILIGENCE PRIOR TO CLOSING

Section 3.01

Seller Deliveries. Within five (5) days from the date of execution of this Agreement and as a condition to Closing, Seller shall deliver to Purchaser any and all documentation relating to Seller's acquisition and ownership of the Business and the Assets including any documentation relating to the ownership of the Affiliate Entities. Such documentation shall include all papers, documents, computerized databases and records of Seller relating to the Business and the Assets, including Seller's acquisition of the Business and Assets, including without limitation all corporate formation and governance documents, marketing records, accounting and financial records and maintenance and production records, documents and information relating to the production and manufacturing, including "know-how," trade secrets, and other reasonable documents as requested by Purchaser relating to the Business or the Assets. The foregoing shall specifically include, any and all documents, reports, financial information and audits, relating to the evaluation, production and distribution of Sucanon® held by Seller or any Affiliate Entities (collectively the foregoing shall be referred to as the Seller's Deliveries").

Section 3.02

Purchaser Deliveries. Within five (5) days from the date of execution of this Agreement and as a condition of Closing, Purchaser shall deliver to Seller such documentation evidencing that Purchaser has deposited the Purchase Funds with Carrillo Huettel, LLP, Attorneys At Law, with such funds being held in trust by Carrillo Huettel, LLP for the benefit of Seller should the transaction contemplated hereby Close in accordance with the terms and conditions hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller and covenants with the Seller, as follows:

Section 4.01

Organization, Standing and Power

.  Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Purchaser, a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or on the ability of Purchaser to consummate the Transactions (a “Purchaser Material Adverse Effect”).  Purchaser is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Purchaser Material Adverse Effect.  The Purchaser has delivered to the Seller true and complete copies of the Purchaser’s certificate of incorporation and bylaws, each as amended to the date of this Agreement (the “Purchaser Constituent Instruments”).

Section 4.02

Authority; Execution and Delivery

.  The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions have been duly authorized and approved by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 4.03

No Conflicts; Consents

. The execution and delivery by Purchaser of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) the Purchaser Constituent Instruments, (ii) any material Contract to which Purchaser is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in, any material Judgment or material Law applicable to Purchaser or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.04

Compliance with Laws. To the best knowledge of Purchaser, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Purchaser has not received any notice, advice, claim or complaint from any employee or Governmental Body that Purchaser or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.05

Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser and its board of directors; and the approval of Purchaser’s shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Purchaser will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

Section 4.06

No Additional Agreements

. The Purchaser does not have any agreement or understanding with the Seller with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

Section 4.07

Foreign Corrupt Practices

.  Neither the Purchaser, nor, to the Purchaser’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Purchaser has, in the course of its actions for, or on behalf of, the Purchaser (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.08

Full Disclosure. This Agreement, and all documents delivered by Purchaser to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, to and for the benefit of Purchaser and Purchaser as follows as of the date hereof and as of the Closing Date:

Section

5.01

Right to Enter into Agreement. The Seller is duly organized, validly existing, and in good standing under the laws of the Province of Ontario, Canada and has the corporate power and authority to enter into this Agreement and dispose of, sell, transfer, convey, assign and deliver the Assets, as provided in Schedule 1.01 attached hereto and are free and clear of any liens, encumbrances of any kind as provided herein.

Section

5.02

Organization, Standing and Power. The Seller is duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Seller, a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or on the ability of the Seller to consummate the Transactions (a “Seller Material Adverse Effect”).  The Seller is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Seller Material Adverse Effect.  The Seller has delivered to the Purchaser true and complete copies of the Seller’ certificate of incorporation and bylaws, each as amended to the date of this Agreement (the “Seller Constituent Instruments”).

Section

5.03

Authority; Execution and Delivery. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the Transactions have been duly authorized and approved by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 5.04

Tax Matters. Except as set forth on Schedule 5.04, all Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the “Seller Returns”) (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 5.05

Legal Proceedings. Except as set forth on Schedule 5.05, there is no pending Legal Proceeding, and, to the best of the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the Assets, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 5.06

Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, except as disclosed on Schedule 5.06. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or its business. No third party has any option or right to acquire Seller’s business or any of the Purchased Assets.

Section 5.07

Real Property. Seller owns no real property. Schedule 5.07 includes a complete list of the real property leased by Seller (“Seller Leased Real Property”). Seller has a valid leasehold interest in the Seller Leased Real Property and will deliver to Purchaser at Closing a certificate confirming that such leases are in full force and effect.

Section 5.08

Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 5.09

Authority; Binding Nature of Agreement. Subject only to the approval of its shareholders, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its board of directors. Subject to the approval of Seller’s shareholders, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Purchaser such evidence of the authorization of Seller’s execution, delivery, and performance of this Agreement as Purchaser may reasonably request.

Section 5.10

Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of (i) any of the provisions of Seller’s articles of incorporation or bylaws, or (ii) any resolution adopted by Seller’s shareholders or Board of Directors;

(b)

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

(c)

contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract.

Except for the required shareholder approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets and the Assumed Obligations and Leased Obligations.

Section 5.11

Significant Customers; Material Contracts and Commitments. Schedule 5.11 hereto contains an accurate list of all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Seller is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the “Seller Material Contracts”). Except to the extent set forth herein: (i) Seller has complied with its material commitments and obligations and is not in default under any of the Seller Material Contracts and no notice of default has been received with respect to any thereof and (ii) there are no Seller Material Contracts that were not negotiated at arm’s length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Seller is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Seller are represented by any labor union or covered by any collective bargaining agreement and, to the best of Seller’s knowledge, no campaign to establish such representation is in progress. Seller considers its relationship with its employees to be good.

Section 5.12

Intellectual Property.

(a)

Seller owns, free and clear of any Encumbrance, or has the valid right to sell all

Intellectual Property used by in the Business, as currently conducted. None of the activities or business   conducted by Seller and none of the Intellectual Property owned or used by Seller (other than “off-the-  shelf” generally commercially available software) infringes, violates or constitutes a misappropriation of   (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any   other person or entity. Seller has not received any written complaint, claim or notice alleging any such   infringement, violation or misappropriation.

(b)

Except as set forth on Schedule 5.12, Seller has no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the business of Seller (other than software that is generally commercially available) that is owned by a Person other than Seller or is obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(c)

Seller has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to Seller’s knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller’s Intellectual Property.

Section 5.13

Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Section 5.14

Title to Properties. The Seller does not own any real property. The Seller has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its Business.  All such assets and properties, other than assets and properties in which the Seller have leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Seller to conduct business as currently conducted.

Section 5.15

Undisclosed Liabilities. The Seller do not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under Contracts and commitments incurred in the ordinary course of business., which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Seller Material Adverse Effect.

Section 5.16

Transactions With Affiliates and Employees. Except as set forth herein, none of the officers, directors or managers of the Seller and, to the knowledge of the officers, directors and managers of the Seller, none of the employees of the Seller is presently a party to any transaction with the Seller (other than for services as employees, officers, directors and managers), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, manager or such employee or, to the knowledge of the officers, directors and managers of the Seller, any entity in which any officer, director, manager or any such employee has a substantial interest or is an officer, director, manager, trustee or partner.

Section 5.17

Investment Company. The Seller is not, and is not an affiliate of, and immediately following the Closing will not have become, an “Investment Company” within the meaning of the Investment Seller Act of 1940, as amended.

Section 5.18

Absence of Certain Changes or Events.

(a)

Except as disclosed herein, the Seller have conducted its business only in the ordinary course, and during such period there has not been:

(b)

any change in the assets, liabilities, financial condition or operating results of the Seller, except changes in the ordinary course of business that have not caused, in the aggregate, a Seller Material Adverse Effect;

(c)

any damage, destruction or loss, whether or not covered by insurance, that would have a Seller Material Adverse Effect;

(d)

any waiver or compromise by the Seller of a valuable right or of a material debt owed to it;

(e)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Seller, except in the ordinary course of business and the satisfaction or discharge of which would not have a Seller Material Adverse Effect;

(f)

any material change to a material Contract by which the Seller or any of its assets is bound or subject;

(g)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Seller, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Seller’ ownership or use of such property or assets;

(h)

any loans or guarantees made by the Seller to or for the benefit of its employees, officers or directors, or any Shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)

any material alteration to the Seller’ method of accounting or the identity of its auditors;

(j)

any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any capital shares; and,

(k)

any issuance of capital shares to any officer, director, manager or affiliate.

Section 5.19

No Finder’s Fee

.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Section 5.20

Royalties.  As of the Closing Date, there shall be no entity due or owed any continuing interest, including any royalty, from the manufacture or sale of Sucanon® or the operation of the Business.

Section 5.20

Full Disclosure. This Agreement, and all documents delivered by Seller to Purchaser and Purchaser in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Purchaser and Purchaser have completed their due diligence investigation of Seller.

ARTICLE VI

DELIVERIES AND CONDUCT OF THE PARTIES AFTER CLOSING

Section 6.01

Deliveries of the Purchaser

.

(a)

At or prior to the Closing, the Purchaser shall deliver to the Seller:

(i)

 a copy of this Agreement executed by Purchaser;

(ii)

the Purchase Funds.

(b)

Deliveries of the Seller

.  At or prior to the Closing, the Seller shall deliver to the

Purchaser:

(i)

a copy of this Agreement executed by Seller;

(ii)

all of the Bills of Sale, deeds, assignments and other conveyance and transfer documentation required for conveyance of the Seller’ assets; and,

(iii)

a certificate from the Seller, signed by its authorized approving this Agreement

and representing that the Representations and Warranties set forth in Section 6 hereof, are all true,   complete, and correct and remain in full force and effect.

Section 6.03

Cooperation. The Purchaser and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Purchaser. Without limiting the generality of the foregoing, the Seller, at the request of the Purchaser without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Purchaser, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Purchaser more effective title to the Purchased Assets, or to confirm and perfect the Purchaser’s title thereto, as contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The obligations of Purchaser and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 7.01

Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Purchaser and Purchaser in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 7.02

Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 7.03

Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 7.04

Agreements and Documents. Purchaser shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Article V is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 8.01

Accuracy of Representations. Each of the representations and warranties made by Purchaser and Purchaser in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 8.02

Performance of Covenants. All of the covenants and obligations that Purchaser or Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 8.03

Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 8.04

Agreements and Documents. Seller shall have received a certificate executed by each of Purchaser and Purchaser, and containing the representation and warranty of each that each of the representations and warranties set forth in Articles III and IV are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VII have been duly satisfied.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 9.01

Survival of Representations and Warranties

.  All representations and warranties of the Purchaser in this Agreement shall survive the Closing until the eighteenth (18th) month anniversary of the Closing Date (the “Survival Date”); provided, however, that any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 10.04 shall survive until final resolution of such claim.

Section 9.02

Seller Indemnity. Subject to the provisions of Section 8.04 hereof, Seller shall defend, indemnify and hold harmless Purchaser (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys’ fees and expenses, (ii) attorneys’ fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants’ fees and other costs of defending or investigating any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Purchaser or its directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a)

any period or periods of Seller ending prior to the Closing and which involve any claims against Seller, or their respective properties or assets, relating to actions or inactions of Seller or its officers, directors, shareholder, employees or agents prior to Closing, or the operation of the business of Seller prior to the Closing unless such liability relates to an Assumed Obligation;

(b)

any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Purchaser by Seller pursuant to this Agreement; and

(c)

the remedy and right of recovery for any indemnity claim covered hereby shall be limited to the recovery by Purchaser of the consideration paid hereunder. The indemnity herein contained shall expire one year following the Closing; provided, however, that if an indemnity claim is asserted prior to such expiration date, but is contested or otherwise not resolved at such expiration date, this indemnity shall expire with respect to such claim only upon resolution of the claim.

Section 9.03

Procedures for Indemnification. Promptly after receipt by a party entitled to indemnification hereunder (the “Indemnitee”) of written notice of the assertion or the commencement of any proceeding by a third-party with respect to any matter referred to in this Section 9, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the “Indemnitor”), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby.  A claim for indemnification for any matter not involving a third-party proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

ARTICLE X

MISCELLANEOUS

Section 10.01

Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 10.02

Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party’s business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Purchaser, if incurred by Purchaser; and (ii) by Seller, if incurred by Seller.

Section 10.03

Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.04

Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Purchaser (prior to the Closing), to:

Fero Industries, Inc.

17 Reeves Crescent

Red Deer, AB T4P 2Z4, Canada

Attention: Kyle Schlosser

If to the Principal, to:

Kyle Schlosser

17 Reeves Crescent

Red Deer, AB T4P 2Z4, Canada

If to the Seller, to:

NEEDED

Section 10.05

Termination.

(a)

Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)

The Purchaser may terminate this Agreement for any reason by giving written notice to Seller at any time prior to the Closing Date;

(ii)

The Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller have notified the Purchaser of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or (B) if the Closing shall not have occurred on or before June 18, 2010, by Seller

(b)

Effect of Termination.  If any Party terminates this Agreement pursuant to this Section 10.05 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the transactions contemplated by this Agreement, except for any liability of any Party then in breach.

Section 10.06

Remedies

.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Seller will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 10.07

Interpretation

.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 10.08

Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

Section 10.09

Counterparts; Facsimile Execution

.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 10.10

Entire Agreement; Third Party Beneficiaries

. This Agreement, taken together with the Exhibits and Schedules hereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

Section 10.11

Governing Law

. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Colorado and of the federal courts sitting in the State of Colorado, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Colorado, to appoint and maintain an agent in the State of Colorado as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Colorado.

Section 10.12

Assignment

.  To the fullest extent permitted by law, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.13

Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 10.14

Waiver.

(a)

No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.15

Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

Section 10.16

Entire Agreement. This Agreement and the attached Exhibits and Schedules sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

1 | Page

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

The Purchaser:

FERO INDUSTRIES, INC.,

a Colorado corporation

By: _______________________________

      Name: Kyle Schlosser

      Title: Chief Executive Officer

The Seller:

GVEST INC.,
an Ontario, Canada corporation

By: ________________________________

      Name: Greg Rieveley

      Title: Sole Director

Greg Rieveley:

____________________________________

2 | Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

AFFILIATE ENTITIES. "Affiliates Entities" shall mean any corporation or other entity, located in any jurisdiction, owned or controlled, in whole or in part, by Seller that at any time, past or present, that was involved directly or indirectly with the operation of the Business or the ownership any Asset related thereto, including the Discontinued Entities.

CONSENT. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

CONTRACT. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

ENTITY. “Entity” shall mean any person or persons, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

GOVERNMENTAL BODY. “Governmental Body” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

LEGAL PROCEEDING. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

LEGAL REQUIREMENT. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a “Material Adverse Effect” on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person’s business, condition, assets, liabilities, operations, financial performance or prospects.

PERSON. “Person” shall mean any individual, Entity or Governmental Body.

TAX. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

TAX RETURN. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

EXHIBIT B

ALLOCATION OF PURCHASE PRICE

Asset Type	Item Description	Manufacturer	Model	Orig. Cost	Est. Value

EXHIBIT C

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, Gvest Inc., an Ontario, Canada corporation (“Seller”), does hereby sell, assign, convey and transfer unto Fero Industries, Inc., a Colorado corporation (“Purchaser”), all of Seller’s right, title and interest in and to the property more particularly described on Exhibit “A” attached hereto and made a part hereof.

Seller hereby warrants to Purchaser, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Purchaser good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller’s successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Seller hereby covenants and agrees that it will, at the request of Purchaser and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Purchaser, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Purchaser in control and possession thereof.

Seller does hereby irrevocably constitute Purchaser, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s or Purchaser’s name, to claim, demand, collect and receive the property conveyed.

This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

Dated this ___day of ________, 2010.

SELLER:

GVEST, INC.

By:____________________________

Its:____________________________

SCHEDULE 1.01

ASSETS PURCHASED

1.

Intellectual Property defined as:

•

The formulation for Sucanon®

•

The training and the "know-how" to mix the Sucanon® formulation

•

Sources and suppliers of Sucanon® ingredients

•

List of mixing equipment and where to purchase

•

Associated trademarks:

o

Sucanon®, Reg No 3255374, registered in the US, renewal required 26 June 2017;

o

Sucanon®, Reg No. 5955057, registered in Mexico, renewal required 2 August 2011

o

Sucanon® Premix, Application No. 1421376, application made in Canada

•

Domain names: www.Sucanon®health.com , www.biotechltd.com

2.

100% Ownership of 314202 B.C. Ltd. (Incorporated in Canada): 314202 B.C. Ltd has a 37.5% interest in Volkspharm and the right to appoint 50% of Board of Directors of Volkspharm. Volkspharm assets are :

•

5% Royalty on net profit on sales of Succanon (Note: 10% of royalty shall be paid to product “inventors”) – See Attached Agreement. Net Profit Defined as Gross Revenue less product costs, less commissions and other marketing costs

•

51% of share capital of Volque :- Note that both Volque (below) and Volkspharm pertain to previous Chinese operations of Biotech Holdings Ltd. which ceased in 2002.

3.

40% Ownership in Volque (a domestic-foreign joint venture formed under the laws of China in July 1994) Through the 314202 B.C. Ltd and Volkspharm investments this creates an indirect 59.1% investment. Volque assets are:

•

The license to market Succanon to all Asia Countries (defined as: Indonesia, Philippines, Malaysia, Kampuchea (Cambodia), Thailand, Laos, China, Mongolia, Japan, North Korea, South Korea, Vietnam, Taiwan, Hong Kong, Macao and Singapore.

4.

75% ownership in Smith Rothe Pharmaceutical Inc. (Incorporated in Barbados). The assets of Smith Roche are:

•

Marketing and Distribution rights to Sucanon® for all countries except for Asia countries as defined above.

•

Note: As consideration for Marketing rights Smith Rothe has to pay a 25% royalty of net profit on sales of Sucanon® (Net Profit Defined as Gross Revenue less product costs, less commissions, other marketing costs and royalty paid to Volkspharm) to a private company Allburg Holdings Inc.)

5.

98% ownership of Pharmaroth Latin America S.A. de C.V. (Incorporated in Mexico). Through this Mexican subsidiary Biotech Holdings Ltd. has signed an agreement for distribution of Sucanon®, the Type II diabetes drug with Merck S.A. de C.V. in Mexico and Latin America.

6.

US Patents

•

US Patent Number - 6291495 - Captioned "Method and composition for the treatment of diabetes"

•

US Patent Number - 6153632 - titled "Method and composition for the treatment of diabetes"

SCHEDULE 1.02

ASSUMED OBLIGATIONS

Purchaser does not assume any Liabilities of Seller whatsoever. Seller has paid or made arrangement for payment of all other debts and Liabilities known to either of them and incurred in connection with the transaction of the Business and due and payable prior to the Closing Date. The parties intend that Purchaser shall acquire ownership of the Acquired Assets free and clear of all Liens and Third Party Claims (whether private, governmental or otherwise) whatsoever, and Seller represents and warrants that such sale shall be accomplished without expense or Liability for any such Third Party Claims to Purchaser.

1.

Excluded Liabilities. Purchaser shall not assume or become liable for, and shall not, by execution or performance of this Agreement, purchase of the Acquired Assets or otherwise, become responsible for, be liable with respect to and otherwise be obligated to pay, perform, discharge or guaranty any Liability or obligation of Seller (whether fixed, absolute, contingent, known, unknown, direct, indirect or otherwise) arising prior to the Closing Date, all of which Liabilities, debts and obligations Seller agrees to promptly pay or discharge (or Parent agrees to cause to have paid or discharged) including, without limitation, the following (the “Excluded Liabilities”):

2.

Any Liability or obligation of Seller for any federal, state, provincial, local and foreign Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable.

3.

Any Claims, acts, errors, omissions, Losses, costs or Liabilities with respect to Seller, the Acquired Assets, Seller’s trade practices or the Business as conducted by Seller arising or accruing or based on the operation of the Business prior to the Closing Date or otherwise based on any acts or omissions of Seller made at any time thereafter including, but not limited to, unpaid salary, products liability, environmental, tort, antitrust, workers’ compensation liability, employment practices liability, unfair competition, business practices liability and similar Claims.

4.

Any Liabilities arising out of, incurred in connection with or related to the ownership of the Excluded Assets.

5.

Any Liabilities arising out of or in connection with any Indebtedness of Seller for borrowed money.

6.

Any inter-company accounts payable.

7.

Any loans outstanding made by Seller or other Indebtedness of Seller as of the date hereof to any Person.

SCHEDULE 4.06

TAX EXCEPTIONS

None.

SCHEDULE 4.08

LEGAL PROCEEDINGS

None.

SCHEDULE 5.04

TAX EXCEPTIONS

None.

SCHEDULE 5.05

LEGAL PROCEEDINGS

None.

SCHEDULE 5.06

ASSETS

None.

SCHEDULE 5.07

REAL PROPERTY LEASES

None.

SCHEDULE 5.11

MATERIAL CONTRACTS

Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), Pharmaroth shall have granted to the Purchaser a sole right to assign the agreement and any benefits under the agreement for the marketing, distribution and sale of SUCANON® with Merck Pharmaceutical SA to the Purchaser.

SCHEDULE 5.13

INTELLECTUAL PROPERTY EXCEPTIONS

None.